Exhibit 99.3

XXX ACQUISITION CORP.
INTRODUCTION TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS AND STATEMENT OF OPEARATIONS AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2011

The unaudited Pro Forma Financial Information reflects financial Information of XXX Acquisition Corp. (“Company”). and Night Culture, (“Night Culture”) to the execution of the Share Exchange Agreement, dated as of July 31, 2011. On July 31, 2011 the Company, a Nevada corporation, closed a share exchange agreement with Night Culture under which (a) the Company acquired all of the outstanding capital stock of Night Culture and issued an aggregate of 5,000,000 shares of common stock to the shareholders of Night Culture, (b) the sole officer of the Company resigned and Mr. Michael Long, a shareholder and the President of Night Culture, was appointed as Chief Executive Officer of the Company and (c) Mr. Long was appointed to the Board of Directors of the Company.  The Pro Forma Statements included herein reflect the above transaction which has been accounted for as a reverse merger whereby Night Culture is considered the accounting acquirer and the historical and future financial statements will be those of Night Culture since the Company discontinued its primary business activity since 2009.

The accompanying unaudited pro forma consolidated financial statement is presented to illustrate the effects of the merger and reorganization on the historical financial position of the Company and Night Culture. The unaudited pro forma consolidated balance sheet as of June 30, 2011 gives effect to the merger and reorganization as if it had occurred on that date, and combines the respective balance sheets, as adjusted, at that date. The unaudited pro forma consolidated statement of operations for the six months ended June 30, 2011 gives effect to the merger and reorganization as if it had occurred on that date, and combines the respective statements of operations, as adjusted, the six month period ended at that date.  The pro forma financial information has been prepared from, and should be read in conjunction with, the (i) unaudited consolidated June 30, 2011 financial statements of the Company included in its Form 10-Q filing and (ii) unaudited financial statements of Night Culture for the six months ended June 30, 2011.

The unaudited consolidated pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger and reorganization had been consummated on the indicated dates, nor is it necessarily indicative of future operating results. The pro forma adjustment are based on information available at the time of this filing.

XXX ACQUISITION, INC
PROFORMA BALANCE SHEETS
As of June 30, 2011

	Night Culture	XXX Acquisition	Elimination	Consolidation
ASSETS
Current assets:
Cash and cash equivalents	$226,196	--		$226,196
Note receivable-related party	85,000	--		85,000
Total current assets	311,196	--		311,196

Fixed assets, net of depreciation of $2,500	4,030	--		4,030
Markets, net of accumulated amortization	51,727	--		51,727
Investments in subsidiary	-	3	(3)	--
Total assets	$366,954	3	(3)	$366,954

LIABILITIES AND STOCKHOLDERS’ EQUITY(DEFICIT)
Current liabilities:
Accounts payable and accrued expense	$719	552,536		$553,255
Taxes payable	2,887	--		2,887
Notes payable	--	694,349		694,349
Advances- related party	22,500	--		22,500
Total current liabilities	26,106	1,246,885		1,272,991

Convertible debentures	350,000	--		350,000
Total liabilities	376,106	1,246,885		1,622,991

Stockholders’ equity(deficit):
Preferred stock, $0.001 par value, 1,000,000 authorized, none outstanding	--			--
Common stock, $0.001 par value	3	5,806	(3)	5,806
Additional paid-in capital	36,747	6,757,562		6,794,309
Retained earnings	(45,902)	(8,010,250)		(8,056,152)
Total stockholders’ equity(deficit)	(9,152)	(1,246,882)		(1,256,037)

Total liabilities and stockholders’ equity (deficit)	$366,954	3	(3)	$366,954

NIGHT CULTURE, INC.
PROFORMA STATEMENTS OF OPERATIONS
Six Months Ended June 2011

	Night Culture	XXX Acquisitions	Consolidation
Revenue	$284,896	$--	$284,896
Direct material costs	188,857	--	188,857
Gross profit	96,039	--	96,039

Operating expenses:
General and administrative expense	94,803	34,717	129,522
Amortization	1,916	--	1,916
Income (loss) from operations	(680)	(34,717)	(35,397

Other income(expense)
Interest expense	(1,283)	--	(1,283)
Total other income(expense)	(1,283)	--	(1,283)

Net income (loss)	$(1,963)	(34,717)	$(36,680)